CLYDE BAILEY P.C.
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                                                    Certified Public Accountant
                                                       10924 Vance Jackson #404
                                                       San Antonio, Texas 78230
                                                           (210) 699-1287(ofc.)
                                           (888) 699-1287  (210) 691-2911 (fax)

                                                                        Member:
                                                    American Institute of CPA's
                                                         Texas Society of CPA's


March 22, 2001

I consent to the use, of my report dated August 28, 2000, in the Form SB-2, on the financial statements of B Y & C Management, Inc., dated June 30, 2000, included herein and to the reference made to me.


S/ Clyde Bailey
Clyde Bailey